                                                                    Exhibit 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                               Nasdaq:   STAR

Wichita, Kansas                                                September 1, 2005

Lone Star Steakhouse & Saloon,  Inc. ("Lone Star")  announced today that it will donate 100% of the day's sales on this Labor Day, September 5, 2005, from all of its restaurant brands,  Lone Star Steakhouse & Saloon, Del Frisco's Double Eagle
Steak House,  Sullivan's  Steakhouse,  Texas Land & Cattle and Frankie's Italian
Grille to the American Red Cross.

Jamie B. Coulter, Chief Executive Officer, stated, "We believe this contribution will be substantially more than one million dollars and it is given in the names of our  employees,  our  shareholders  and our  guests,  all of whom  make  this possible.  The devastation  caused by Hurricane Katrina has galvanized  America, and we support the heroic  actions of the rescue workers who have put themselves at risk to save the lives of others."

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and thirteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein, including future operating performance,  comparable sales, the estimated
charitable   contribution  and  the  development  plans  of  the  Company,   are
reasonable, any of the assumptions could be inaccurate, and therefore, there can be no  assurance  that the  forward-looking  statements  contained  in the press release will prove to be accurate.